As filed with the Securities and Exchange Commission on January 3, 2022

Registration No. 333-166531

Registration No. 333-147080

Registration No. 333-63986

Registration No. 333-60364

Registration No. 333-63617

Registration No. 333-39593

Registration No. 033-55111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-166531)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-147080)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-63986)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-60364)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-63617)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-39593)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (033-55111)

UNDER

THE SECURITIES ACT OF 1933

FEDERAL REALTY INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	87-3916363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Rose Ave., Suite 200 North Bethesda, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Federal Realty Investment Trust 2010 Performance Incentive Plan

Federal Realty Investment Trust Amended and Restated 2001 Long-Term Incentive Plan

Federal Realty Investment Trust Savings and Retirement 401(k) Plan

Federal Realty Investment Trust 2001 Long-Term Incentive Plan

Federal Realty Investment Trust Amended and Restated 1993 Long-Term Incentive Plan

Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust

1985 Non-Qualified Stock Option Plan of Federal Realty Investment Trust

(Full title of the plan)

Dawn M. Becker

Executive Vice President, General Counsel and Secretary

Federal Realty Investment Trust

909 Rose Avenue, Suite 200

North Bethesda, Maryland 20852

(301) 998-8100

(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Justin Bintrim, Esq.

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street NW

Washington, DC 20036

(202) 663-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) and are being filed to deregister all securities that were registered for issuance on the Registration Statements and remain unsold thereunder:

•	Registration Statement on Form S-8 (File No. 333-166531) filed on May 5, 2010;

•	Registration Statement on Form S-8 (File No. 333-147080) filed on November 1, 2007;

•	Registration Statement on Form S-8 (File No. 333-63986) filed on June 27, 2001;

•	Registration Statement on Form S-8 (File No. 333-60364) filed on May 7, 2001;

•	Registration Statement on Form S-8 (File No. 333-63617) filed on September 17, 1998;

•	Registration Statement on Form S-8 (File No. 333-39593) filed on November 5, 1997; and

•	Registration Statement on Form S-8 (File No. 033-55111) filed on August 17, 1994.

On December 2, 2021, the entity then known as Federal Realty Investment Trust (the “Predecessor”), announced that it intended to implement a corporate reorganization into a new holding company structure commonly referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Also on December 2, 2021, in connection with such intended reorganization, the Predecessor entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with FRT Holdco REIT (“New FRT”), which was at that time a wholly-owned subsidiary of the Predecessor, and FRT Merger Sub REIT (“Merger Sub”), which was at that time a wholly-owned subsidiary of New FRT. Effective as of 12:00 a.m. on January 1, 2022, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Predecessor, with the Predecessor being the surviving entity and becoming a wholly-owned subsidiary of New FRT (the “Merger”). At the effective time of the Merger, each outstanding capital share of the Predecessor was converted on a one-for-one basis into an equivalent capital share of New FRT. In connection with the Merger, New FRT changed its name to Federal Realty Investment Trust, the former name of the Predecessor, and became the successor issuer to the Predecessor pursuant to Rule 12g-3 under the Securities Exchange Act of 1934.

As a result of the Merger, the Predecessor terminated all offers and sales of its securities registered for issuance on the Registration Statements that remained unsold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bethesda, State of Maryland, on January 3, 2022.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Donald C. Wood Donald C. Wood	Chief Executive Officer of the Registrant (principal executive officer) and Trustee of Federal Realty Investment Trust	January 3, 2022

/s/ Daniel Guglielmone Daniel Guglielmone	Executive Vice President-Chief Financial Officer and Treasurer of the Registrant (principal financial and accounting officer)	January 3, 2022

/s/ David W. Faeder David W. Faeder	Trustee and Non-Executive Chairman of Federal Realty Investment Trust	January 3, 2022

/s/ Elizabeth I. Holland Elizabeth I. Holland	Trustee of Federal Realty Investment Trust	January 3, 2022

/s/ Nicole Y. Lamb-Hale Nicole Y. Lamb-Hale	Trustee of Federal Realty Investment Trust	January 3, 2022

/s/ Anthony P. Nader III Anthony P. Nader III	Trustee of Federal Realty Investment Trust	January 3, 2022

/s/ Mark S. Ordan Mark S. Ordan	Trustee of Federal Realty Investment Trust	January 3, 2022

/s/ Gail P. Steinel Gail P. Steinel	Trustee of Federal Realty Investment Trust	January 3, 2022

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